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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Century Business Services, Inc.:


We consent to incorporation by reference in the Registration Statements Nos. 333-35049, 333-74647 and 333-98382 on Form S-8; Nos. 333-64109, 333-76179 and
333-27825 on Form S-3; Nos. 333-15413, 333-46687, 333-90749 and 333-40331 on
Form S-3, as amended; and Nos. 333-40313 and 333-81039 on Form S-4, as amended, of Century Business Services, Inc. and Subsidiaries of our report dated March 6, 2001, except as to paragraph 1 of note 18, which is as of March 30, 2001, relating to the consolidated balance sheets of Century Business Services, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and related schedules, which report appears in the December 31, 2000, annual report on Form 10-K of Century Business Services, Inc. and Subsidiaries.


/s/ KPMG LLP

Cleveland, Ohio
March 30, 2001